UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2011, First Solar, Inc. (the “Company”) appointed James G. Brown, Jr., who is currently serving as the Company's Senior Vice President, Utility Systems Business Sales, to the position of President, Utility Systems Business Group, reporting directly to Chief Executive Officer Robert Gillette. Mr. Brown succeeds Jens Meyerhoff, who will remain with the Company through September 30, 2011 to assist with the transition. On August 16, 2011, First Solar issued a press release regarding the above-referenced officer changes, which is included as Exhibit 99.1 to this Form 8-K.

Mr. Brown Employment Arrangements

Mr. Brown, age 48, joined First Solar in 2008 as Vice President, Project Finance, and has been involved in project finance and business development during his tenure. He is currently responsible for leading the utility systems sales business in the Americas and Asia-Pacific. Prior to joining First Solar, Mr. Brown worked for 19 years in project and structured finance at Chase Manhattan, Societe Generale, WestLB and HSBC, specializing in the power, oil and gas, petrochemical and general industrial sectors. Before that, Mr. Brown was a Captain in the U.S. Army where he was a helicopter pilot and commanded an Air Cavalry Troop. He earned a B.S. degree in Engineering from the United States Military Academy at West Point. Mr. Brown is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to an amended and restated employment agreement with the Company, Mr. Brown will be entitled to an annual base salary of $450,000 (subject to annual increases at First Solar's discretion) and the opportunity to participate in First Solar's annual bonus program with a target bonus percentage of 80% of his annual base salary. Mr. Brown will be granted 7,500 restricted stock units on September 1, 2011, with 25% of such award to vest on the second anniversary of the date of grant and the remainder to vest on the third anniversary of the date of grant. Mr. Brown is eligible to participate in First Solar's standard employee benefit programs and is entitled to benefits and perquisites consistent with those provided to other senior executives of First Solar.

In the event of a termination of employment by First Solar without cause outside the change in control protection period (as described below), Mr. Brown will receive cash severance equal to 12 months salary continuation, subject to delivery of a release of claims, as well as medical coverage for 12 months or until such time as Mr. Brown obtains coverage under any other medical benefits plan. In addition, in the event Mr. Brown's employment is terminated without cause or due to his death or disability outside the change in control protection period, then any equity award (or portion thereof) that would have vested or become exercisable by its terms within 12 months following the date of Mr. Brown's termination of employment (assuming he continued to perform services for such 12-month period) will become vested or exercisable as of the date of his termination of employment.

Pursuant to a change in control severance agreement with the Company entered into in April 2008, in the event of a termination of Mr. Brown's employment by First Solar without cause or by Mr. Brown for good reason within the two years following a change in control (or prior to a change in control at the request of the third party effecting the change in control), such period the “change in control protection period,” Mr. Brown will receive (i) a prorated target bonus, (ii) cash severance equal to two times the sum of (a) his annual salary and (b) the greater of his target bonus or his average bonus during the preceding three years, (iii) continued health and welfare benefits for 18 months, (iv) up to $20,000 in expenses for outplacement services, all subject to delivery of a release of claims, and (v) full vesting of all of his equity awards. In addition, the Company will provide a tax gross up for parachute excise taxes unless it is determined that payments to Mr. Brown do not exceed 110% of the amount that could be paid to him without incurring such excise taxes (a

“safe harbor amount”), in which case payments shall be reduced to the safe harbor amount.

Mr. Brown is subject to certain restrictions on competition and solicitation during his employment with First Solar and for one year thereafter, as well as separate confidentiality and intellectual property obligations, each pursuant to agreements the terms of which are consistent in all material respects to those that First Solar has previously entered into with its executive officers.

The foregoing description of Mr. Brown's employment agreement and change in control severance agreement is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 to this Form 8-K and are incorporated by reference herein.

Mr. Meyerhoff Termination Arrangements

In connection with the termination of Mr. Meyerhoff's employment effective September 30, 2011, (i) the Company will provide him with the severance benefits in accordance with the terms of his employment agreement, (ii) the Company will pay Mr. Meyerhoff a pro-rated annual bonus for 2011 calculated in the same manner and payable at the same time as the 2011 bonus is paid to the Company's employees; and (iii) 10,200 restricted stock units previously granted to Mr. Meyerhoff in July 2010 will vest on September 30, 2011, to the extent not already vested at that time under their own terms. In addition, Mr. Meyerhoff's employment agreement contains a mitigation clause that provides for the reduction of his severance payment by the amount of compensation earned by him from other employment in the twenty-four month period following the employment termination. The Company and Mr. Meyerhoff have entered into an Amendment to the Non-Competition and Non-Solicitation Agreement and Mitigation Clause Waiver (a copy of which is filed as Exhibit 10.2 to this Form 8-K), whereby the Company has waived the aforementioned mitigation clause, and Mr. Meyerhoff's Non-Competition and Non-Solicitation Agreement has been amended to increase the restricted period from 24 to 36 months following Mr. Meyerhoff's termination of employment. Mr. Meyerhoff entered into a confidentiality and intellectual property agreement upon his employment, which shall continue to apply in accordance with its terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amended and Restated Employment Agreement, effective September 1, 2011, and Change in Control Severance Agreement, dated as of April 7, 2008, between First Solar, Inc. and James G. Brown, Jr., and amended and restated effective December 1, 2008.

10.2	Amendment to Non-Competition and Non-Solicitation Agreement and Mitigation Clause Waiver, effective September 30, 2011, between First Solar, Inc. and Jens Meyerhoff.
99.1	Press Release of First Solar dated August 16, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

Date: August 16, 2011	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary